Exhibit


SUB-ITEM
77Q3(a)

(i) Based on an evaluation of the Disclosure Controls as of a date within 90 days of the Filing Date, the Disclosure Controls are effectively designed to ensure that information required to be disclosed by the Fund in the Report is recorded, processed, summarized and reported by the Filing Date, including ensuring that information required to be disclosed in the Report is accumulated and communicated to the Fund's management, including the Fund Officers, as appropriate to allow timely decisions regarding required disclosure


(ii) There were no significant changes in the Fund's internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation, and there were no corrective actions with regard to significant deficiencies and material weaknesses.


(iii)Certification of principal executive officer (see attached). Certification of principal financial officer (see attached).





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FUND/SERIES
I.         EQUITY FUNDS
           GROUP A
           Dreyfus Premier Equity Funds, Inc.                           Fiscal Year ended 9/30/02
               -Premier Growth and Income Fund
               -Premier Developing Market Fund
           GROUP B
           Dreyfus Premier Equity Funds, Inc.                           Fiscal Year ended 9/30/02
               -Premier Aggressive Growth Fund
           Dreyfus Lifetime Portfolios, Inc.                            Fiscal Year ended 9/30/02
               -Growth & Income Portfolio
               -Growth Portfolio
               -Income Portfolio
           Dreyfus Premier Opportunity Funds                            Fiscal Year ended 9/30/02
               -Dreyfus Financial Services Fund
               -Dreyfus Small Cap Opportunity Fund
               -Premier Micro-Cap Growth Fund

II.        MONEY MARKET FUNDS
           Dreyfus Institutional Preferred Money Market Funds           6 month period ended 9/30/02
               -Dreyfus Institutional Preferred Money Market Fund
               -Dreyfus Institutional Preferred Plus Money Market Fund
           Dreyfus California Tax Exempt Money Market Fund              6 month period ended 9/30/02
           Dreyfus Connecticut Municipal Money Market Fund, Inc.        Fiscal Year ended 9/30/02
           Dreyfus Pennsylvania Municipal Money Market Fund             Fiscal Year ended 9/30/02

III.       MUNICIPAL BOND FUNDS
           Dreyfus Massachusetts Intermediate Municipal Bond Fund       6 month period ended 9/30/02
           Dreyfus Short-Intermediate Municipal Bond Fund               6 month period ended 9/30/02
           Dreyfus New Jersey Intermediate Municipal Bond Fund          6 month period ended 9/30/02
           Dreyfus California Intermediate Municipal Bond Fund          6 month period ended 9/30/02
           Dreyfus Connecticut Intermediate Municipal Bond Fund         6 month period ended 9/30/02
           General California Municipal Bond Fund                       Fiscal Year ended 9/30/02
           Dreyfus Municipal Income, Inc.                               Fiscal Year ended 9/30/02
           Dreyfus New York Municipal Income, Inc.                      Fiscal Year ended 9/30/02
           Dreyfus California Municipal Income, Inc.                    Fiscal Year ended 9/30/02
           Dreyfus Strategic Municipals, Inc.                           Fiscal Year ended 9/30/02

IV.        TAXABLE FIXED INCOME FUNDS
           Dreyfus A Bonds Plus, Inc,                                   6 month period ended 9/30/02
           Dreyfus High Yield Strategies Fund                           6 month period ended 9/30/02




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